Exhibit 10-4

AMENDMENT NO. 2
TO
THE ENERGY EAST CORPORATION
DIRECTOR SHARE PLAN

         The Energy East Corporation Director Share Plan (the "Plan") is hereby amended effective, June 8, 2006, pursuant to Article IX thereof, as follows:

         1. Section VI. Plan Grants is revised to read in its entirety as follows:

"Commencing July 1, 2006 and on each January 1, April 1, July 1, and October 1 thereafter, 625 Phantom Shares will be granted to each Director who is a Plan Participant as of that date."

         IN WITNESS WHEREOF, the Energy East Corporation hereby executes this Amendment as of the 23rd day of February, 2006.

ENERGY EAST CORPORATION
/s/Michelle Taylor Witness	By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer